Exhibit 99.1

for immediate release

Solid Execution of inTEST’s 5-Point Strategy Drove
Record Fourth Quarter and Full Year 2022 Revenue

●	Record fourth quarter revenue of $32.4 million increased 45% while record full year 2022 revenue of $116.8 million increased 38% versus the prior year

●	Fourth quarter earnings per diluted share were $0.30 and full year 2022 earnings per diluted share were $0.78

●	Fourth quarter orders of $31.3 million increased 3% versus the prior-year period, while full year 2022 orders of $129.6 million increased 27% versus the prior year

●	Strong demand in semiconductor, automotive including electric vehicles (“EV”), defense/aerospace, and life sciences resulted in record annual orders of $129.6 million

●	Q1 2023 revenue expected to be in the range of $30 million to $32 million; full year 2023 revenue expected to be in the range of $125 million to $130 million

MT. LAUREL, NJ, March 3, 2023 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets which include automotive, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), today announced financial results for the fourth quarter and year ended December 31, 2022. Results include the impact of the following acquisitions: North Sciences, formerly Z-Sciences (October 2021), Videology (October 2021) and Acculogic (December 2021).

Nick Grant, President and CEO, commented, “Solid execution of our 5-Point Strategy to drive growth enabled us to end this past year with a record $117 million in revenue. By expanding our addressable markets, building out our sales channels, upgrading our talent and staffing, and driving innovation with new products, we have expanded our geographic reach, our customer base, and market positions. Further demonstrating the success of our strategy, we integrated three acquisitions that added new technologies and deepened our positions in target markets.”

5-Point Strategy Drove Growth

The Company is focused on the execution of its 5-Point Strategy that it initiated in 2021. inTEST’s goal is to further diversify the business while accelerating growth. The elements of the strategy are:

●	Global and market expansion;
●	Innovation and differentiation;
●	Service and support;
●	Talent and culture; and
●	Strategic acquisitions and partnerships.

The Company saw growth in revenue across all its served markets in 2022 compared to the prior year. This growth was fueled both by end market demand for inTEST’s highly engineered technology solutions as well as the impact of acquisitions. The Company’s revenue from its semi business grew 24.5% in 2022 to $68.4 million, which was driven by induction heating solutions for silicon carbide (SiC) crystal production. Sales of the Company’s highly engineered solutions for automotive/electric vehicle (EV) grew 73.7% to $10.8 million for 2022. The acquired businesses contributed significantly to the revenue increases in industrial, automotive/EV, life sciences, defense/aerospace, and security.

Mr. Grant continued, “I am exceptionally proud of our global team, who delivered the outstanding results for 2022. By executing on our strategy, we are driving a culture of greater openness, collaboration and accountability across the organization which enabled us to overcome many supply chain challenges throughout the year and deliver on our commitments to our customers. We are executing on our vision to be the supplier of choice for innovative test and process technology solutions globally.”

Fourth Quarter 2022 Review (see revenue by market and by segments in accompanying tables)

	Three Months Ended
($ in 000s)			Change			Change
	12/31/2022	9/30/2022	$	%	12/31/2021	$	%
Revenue	$32,405	$30,771	$1,634	5.3%	$22,358	$10,047	44.9%
Gross profit	$14,981	$13,898	$1,083	7.8%	$10,346	$4,635	44.8%
Gross margin	46.2%	45.2%			46.3%
Operating expenses (incl. intangible amort.)	$10,949	$10,739	$210	2.0%	$10,051	$898	8.9%
Operating income	$4,032	$3,159	$873	27.6%	$295	$3,737	1266.8%
Operating margin	12.4%	10.3%			1.3%
Net earnings	$3,244	$2,524	$720	28.5%	$287	$2,957	1030.3%
Earnings per diluted share (“EPS”)	$0.30	$0.23	$0.07	30.4%	$0.03	$0.27	900.0%
Adjusted net earnings (Non-GAAP) (1)	$3,707	$3,016	$691	22.9%	$799	$2,908	364.0%
Adjusted EPS (Non-GAAP) (1)	$0.34	$0.28	$0.06	21.4%	$0.07	$0.27	385.7%
Adjusted EBITDA (Non-GAAP) (1)	$5,256	$4,453	$803	18.0%	$1,368	$3,888	284.2%
Adjusted EBITDA margin (Non-GAAP) (1)	16.2%	14.5%			6.1%

(1) Adjusted net earnings, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin and organic revenue are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

Compared with the prior-year period, revenue grew $10.0 million, driven by organic revenue (Non-GAAP)(1) growth of $6.3 million. Revenue growth reflected strong demand across all technology offerings and end markets. Demand for induction heating technology solutions for silicon carbide (SiC) crystal growth applications, as well as back-end test solutions for analog and mixed signal applications drove sales to the semi market up 58.4% to $19.5 million.

Compared with the third quarter of 2022, fourth quarter sales to the semi market grew 1.5%, due to continued strength in demand for solutions serving silicon carbide (SiC) crystal growth applications. Revenue increased sequentially to the automotive/EV and defense/aerospace markets by 73.0% and 13.7%, respectively. All the Company’s technology platforms serve these markets.

Gross margin increased by 100 basis points on a sequential basis primarily due to higher volume and beneficial product mix. Sequentially, operating income grew 27.6% to $4.0 million and operating margin expanded 210 basis points driven by operating leverage as the business scales.

Net earnings for the fourth quarter were $3.2 million, or $0.30 per diluted share. Adjusted net earnings (Non-GAAP)(1) were $3.7 million, or $0.34 per diluted share. Adjusted EBITDA (Non-GAAP)(1) was $5.3 million, representing a 16.2% adjusted EBITDA margin (Non-GAAP)(1).

Balance Sheet and Cash Flow Review

Cash and cash equivalents (including restricted cash) and short-term investments at the end of the fourth quarter of 2022 were $14.6 million, an increase of approximately $1.0 million from the end of the third quarter of 2022. During the quarter, the Company generated $2.3 million in cash from operations, up from $1.4 million in the third quarter. Cash used in operations for the year was $1.4 million. At quarter end, after paying down $1.0 million in debt, total debt was $16.1 million.

Capital expenditures were $0.3 million in the fourth quarter of 2022 compared with $0.4 million in the prior-year period. For the full year 2022 capital expenditures were $1.4 million, compared with $1.0 million in 2021.

Available funding under the Company’s delayed draw term loan facility is currently $30.0 million. In addition, there were no borrowings at the end of the fourth quarter of 2022 under the revolving credit facility.

Fourth Quarter 2022 Orders and Backlog (see orders by market in accompanying tables)

($ in 000s)	Three Months Ended
			Change			Change
	12/31/2022	9/30/2022	$	%	12/31/2021	$	%
Orders	$31,315	$32,680	$(1,365)	-4.2%	$30,459	$856	2.8%
Backlog (at quarter end)	$46,800	$47,890	$(1,090)	-2.3%	$34,052	$12,748	37.4%

Fourth quarter orders of $31.3 million grew 2.8% over the prior-year period reflecting increases across all end markets except in semi, which declined $6.6 million as last year’s fourth quarter benefitted from a $10.0 million front-end, long-term order. Sequentially, orders declined 4.2% driven by the timing of orders for semi and automotive/EV markets, which were partially offset by increased orders for life sciences, security and other markets.

Backlog at December 31, 2022, was $46.8 million, up 37.4% versus the prior year. Backlog declined sequentially 2.3% as supply chain constraints moderated enabling the Company to better meet customer demand. Approximately 45% of the backlog is expected to ship beyond the first quarter of 2023.

First Quarter 2023 Outlook and Full Year 2023 Goals

Mr. Grant concluded, “We have made excellent progress with our 5-Point Strategy and are optimistic that we can deliver high single-digit organic growth in 2023. While our quarterly cadence may vary, we are confident in the team and their ability to execute and deliver on our strategic goals.”

For 2023, the Company expects to deliver between $125 million to $130 million in revenue.

Gross margin in 2023 is expected to be consistent with 2022, or between 45% and 46%, while operating expenses are expected to be in the range of $44 million to $46 million. Expenses include intangible asset amortization expense which is currently estimated to be approximately $2.1 million for the full year, or approximately $1.7 million after tax.

The effective tax rate is expected to be consistent with 2022. Capital expenditures for 2023 are expected to run at approximately 1% to 2% of sales.

Revenue for the first quarter of 2023 is expected to be in the range of $30 million to $32 million with gross margin of approximately 45%.

First quarter 2023 operating expenses, including amortization, are expected to run at approximately $11.1 million to $11.3 million. Intangible asset amortization is expected to be approximately $540,000 pre-tax, or approximately $450,000 after tax. Interest expense is expected to be approximately $190,000 for the quarter and the effective tax rate is expected to be approximately 16% to 17% for the year.

First quarter 2023 EPS is expected to be in the range of $0.21 to $0.26, while adjusted EPS (Non-GAAP) (1) is expected to be in the range of $0.25 to $0.30.

The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. It also assumes macroeconomic conditions remain unchanged through the end of the year. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Forward-Looking Statements” below. Further information about non-GAAP measures can be found under “Non-GAAP Financial Measures” and the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

Conference Call and Webcast

The Company will host a conference call and webcast today at 8:30 a.m. ET. During the conference call, management will review the financial and operating results and discuss inTEST’s corporate strategy and outlook. A question-and-answer session will follow. To listen to the live call, dial (201) 689-8263. In addition, the webcast and slide presentation may be found at https://ir.intest.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the call through Friday, March 10, 2023. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13735047. The webcast replay can be accessed via the investor relations section at www.intest.com, where a transcript will also be posted once available.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets including automotive, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

Non-GAAP Financial Measures and Forward-Looking Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of organic revenue, adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin.

Definition of Non-GAAP Measures

The Company defines these non-GAAP measures as follows:

●

Organic revenue for any given period is derived by excluding "acquired revenue” from total revenue for that period. Acquired revenue is revenue generated by an acquired business for months when that business was not owned for the full comparable prior period.

●	Adjusted net earnings is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss).
●	Adjusted earnings per diluted share (adjusted EPS) is derived by dividing adjusted net earnings by diluted weighted average shares outstanding.
●	Adjusted EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, depreciation, and stock-based compensation expense to net earnings.
●	Adjusted EBITDA margin is derived by dividing adjusted EBITDA by revenue.

These results are provided as a complement to the results provided in accordance with GAAP. Organic revenue is a non-GAAP financial measure presented to provide investors the understanding of the performance of the core business excluding the contributions of acquisitions in the first twelve months of ownership. Adjusted net earnings and adjusted earnings per diluted share (adjusted EPS) are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges as management believes this expense may not be indicative of our underlying operating performance. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures presented primarily as a measure of liquidity as they exclude non-cash charges for acquired intangible amortization, depreciation and stock-based compensation. In addition, adjusted EBITDA and adjusted EBITDA margin also exclude the impact of interest income or expense and income tax expense or benefit, as management believes these expenses may not be indicative of our underlying operating performance.

Management’s Use of Non-GAAP Measures

The non-GAAP financial measures presented in this press release are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from revenue to organic revenue, net earnings and earnings per diluted share (EPS) to adjusted net earnings and adjusted earnings per diluted share (adjusted EPS) and from net earnings to adjusted EBITDA and adjusted EBITDA margin, are contained in the tables below.

Limitations of organic revenue, adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Limitations may include the cash portion of interest expense, income tax (benefit) provision, charges related to intangible asset amortization and stock-based compensation expense. These items could significantly affect our financial results.

Management believes these Non-GAAP financial measures are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Organic revenue, adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin are not alternatives to revenue, net earnings, earnings per diluted share or margin as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of organic revenue, adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin along with our financial statements included elsewhere in this press release. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because organic revenue, adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the organic revenue, adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin measures as presented in this press release may differ from and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “expects,” “may,” “will,” “should,” “plans,” “potential,” “forecasts,” “outlook,” “anticipates,” “targets,” “estimates,” “goal,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, achieve high single-digit growth in 2023, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; the impact of the COVID-19 pandemic on the Company’s business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

– FINANCIAL TABLES FOLLOW –

inTEST CORPORATION

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021

Revenue	$32,405	$22,358	$116,828	$84,878
Cost of revenue	17,424	12,012	63,388	43,654
Gross profit	14,981	10,346	53,440	41,224

Operating expenses:
Selling expense	4,405	3,234	15,903	11,083
Engineering and product development expense	1,880	1,519	7,529	5,531
General and administrative expense	4,664	5,315	19,287	15,865
Restructuring and other charges	-	(17)	-	286
Total operating expenses	10,949	10,051	42,719	32,765

Operating income	4,032	295	10,721	8,459
Other expense	(151)	(59)	(576)	(57)

Earnings before income tax expense	3,881	236	10,145	8,402
Income tax expense (benefit)	637	(51)	1,684	1,119

Net earnings	$3,244	$287	$8,461	$7,283

Earnings per common share - basic	$0.30	$0.03	$0.79	$0.70

Weighted average common shares outstanding - basic	10,725,662	10,580,431	10,673,017	10,462,246

Earnings per common share - diluted	$0.30	$0.03	$0.78	$0.68

Weighted average common shares and common share equivalents outstanding - diluted	10,928,220	10,836,396	10,862,538	10,729,862

inTEST CORPORATION

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$13,434	$21,195
Restricted cash	1,142	-
Trade accounts receivable, net of allowance for doubtful accounts	21,215	16,536
Inventories	22,565	12,863
Prepaid expenses and other current assets	1,695	1,483
Total current assets	60,051	52,077
Property and equipment:
Machinery and equipment	6,625	5,733
Leasehold improvements	3,242	3,001
Gross property and equipment	9,867	8,734
Less: accumulated depreciation	(6,735)	(6,046)
Net property and equipment	3,132	2,688
Right-of-use assets, net	5,770	5,919
Goodwill	21,605	21,448
Intangible assets, net	18,559	21,634
Deferred tax assets	280	-
Restricted certificates of deposit	100	100
Other assets	569	39
Total assets	$110,066	$103,905

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of Term Note	$4,100	$4,100
Current portion of operating lease liabilities	1,645	1,371
Accounts payable	7,394	4,281
Accrued wages and benefits	3,907	4,080
Accrued professional fees	884	1,048
Customer deposits and deferred revenue	4,498	6,038
Accrued sales commission	1,468	863
Domestic and foreign income taxes payable	1,409	2,024
Other current liabilities	1,564	1,267
Total current liabilities	26,869	25,072
Operating lease liabilities, net of current portion	4,705	5,248
Term Note, net of current portion	12,042	16,000
Deferred tax liabilities	-	1,379
Contingent consideration	1,039	930
Other liabilities	455	453
Total liabilities	45,110	49,082

Commitments and Contingencies (Note 14)

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value; 20,000,000 shares authorized; 11,063,271 and 10,910,460 shares issued, respectively	111	109
Additional paid-in capital	31,987	29,931
Retained earnings	32,854	24,393
Accumulated other comprehensive earnings	218	594
Treasury stock, at cost; 34,308 and 33,077 shares, respectively	(214)	(204)
Total stockholders' equity	64,956	54,823
Total liabilities and stockholders' equity	$110,066	$103,905

inTEST CORPORATION
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$8,461	$7,283
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	4,734	3,145
Provision for excess and obsolete inventory	771	203
Foreign exchange loss	109	34
Amortization of deferred compensation related to stock-based awards	1,787	1,450
Discount on shares sold under Employee Stock Purchase Plan	36	8
Proceeds from sale of demonstration equipment, net of gain	68	145
Loss on disposal of property and equipment	-	50
Deferred income tax benefit	(1,659)	(489)
Changes in assets and liabilities:
Trade accounts receivable	(4,886)	(4,775)
Inventories	(10,631)	(2,544)
Prepaid expenses and other current assets	(243)	(416)
Restricted certificates of deposit	-	40
Other assets	(2)	(9)
Operating lease liabilities	(1,363)	(1,218)
Accounts payable	2,875	1,177
Accrued wages and benefits	(118)	1,220
Accrued professional fees	(157)	267
Customer deposits and deferred revenue	(1,464)	4,755
Accrued sales commission	621	280
Domestic and foreign income taxes payable	(573)	301
Other current liabilities	184	(59)
Other liabilities	61	(6)
Net cash provided by (used in) operating activities	(1,389)	10,842

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	-	(20,378)
Payment of contingent consideration related to Z-Sciences acquisition	(179)	-
Refund of final working capital adjustment related to Acculogic	371	-
Purchase of property and equipment	(1,365)	(994)
Purchase of short term investments	(3,494)	-
Sales of short term investments	3,494	-
Net cash used in investing activities	(1,173)	(21,372)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Term Note	-	20,500
Repayments of Term Note	(3,958)	(400)
Proceeds from stock options exercised	38	1,582
Proceeds from shares sold under Employee Stock Purchase Plan	197	43
Acquisition of treasury stock-shares surrendered by employees to satisfy tax liability	(10)	-
Net cash provided by (used in) financing activities	(3,733)	21,725

Effects of exchange rates on cash	(324)	(277)
Net cash provided by (used in) all activities	(6,619)	10,918
Cash, cash equivalents and restricted cash at beginning of period	21,195	10,277
Cash, cash equivalents and restricted cash at end of period	$14,576	$21,195
Cash payments for:
Domestic and foreign income taxes	$3,924	$1,322

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of unvested shares of restricted stock	$1,138	$1,541
Forfeiture of unvested shares of restricted stock	(54)	(164)

Details of acquisitions:
Fair value of assets acquired, net of cash	$(49)	$17,717
Liabilities assumed	-	(3,849)
Contingent consideration	500	(1,109)
Goodwill resulting from acquisitions	(451)	7,619
Net cash paid for acquisitions	$-	$20,378

inTEST CORPORATION

Revenue by Market

(In thousands)

(Unaudited)

($ in 000s)	Three Months Ended
					Change				Change
	12/31/2022		9/30/2022		$	%	12/31/2021		$	%
Revenue
Semi	$19,453	60.0%	$19,170	62.3%	$283	1.5%	$12,284	54,9%	$7,169	58.4%
Industrial	2,179	6.7%	2,130	6.9%	49	2.3%	2,172	9.7%	7	0.3%
Auto/EV	2,805	8.7%	1,621	5.3%	1,184	73.0%	2,697	12.1%	108	4.0%
Life Sciences	1,006	3.1%	1,715	5.6%	(709)	-41.3%	409	1.8%	597	146.0%
Defense/Aerospace	2,176	6.7%	1,914	6.2%	262	13.7%	1,322	5.9%	854	64.6%
Security	1,002	3.1%	871	2.8%	131	15.0%	693	3.1%	309	44.6%
Other	3,784	11.7%	3,350	10.9%	434	13.0%	2,781	12.5%	1,003	36.1%
	$32,405	100.0%	$30,771	100.0%	$1,634	5.3%	$22,358	100.00%	$10,047	44.9%

($ in 000s)	Years Ended
					Change
	12/31/2022		12/31/2021		$	%
Revenue
Semi	$68,422	58.6%	$54,937	64.7%	$13,485	24.5%
Industrial	10,038	8.6%	7,314	8.6%	2,724	37.2%
Auto/EV	10,776	9.2%	6,205	7.3%	4,571	73.7%
Life Sciences	4,589	3.9%	2,353	2.8%	2,236	95.0%
Defense/Aerospace	7,006	6.0%	5,043	6.0%	1,963	38.9%
Security	3,241	2.8%	699	0.8%	2,542	363.7%
Other	12,756	10.9%	8,327	9.8%	4,429	53.2%
	$116,828	100.0%	$84,878	100.0%	$31,950	37.6%

inTEST CORPORATION

Orders by Market

(In thousands)

(Unaudited)

($ in 000s)	Three Months Ended
					Change				Change
	12/31/2022		9/30/2022		$	%	12/31/2021		$	%
Orders
Semi	$14,775	47.2%	$19,181	58.7%	$(4,406)	-23.0%	$21,386	70.2%	$(6,611)	-30.9%
Industrial	2,657	8.5%	2,309	7.1%	348	15.1%	2,504	8.2%	153	6.1%
Auto/EV	1,660	5.3%	2,870	8.8%	(1,210)	-42.2%	1,413	4.7%	247	17.5%
Life Sciences	2,027	6.5%	927	2.8%	1,100	118.7%	654	2.2%	1,373	209.9%
Defense/Aerospace	3,364	10.7%	3,149	9.6%	215	6.8%	862	2.8%	2,502	290.3%
Security	2,172	6.9%	1,072	3.3%	1,100	102.6%	1,620	5.3%	552	34.1%
Other	4,660	14.9%	3,172	9.7%	1,488	46.9%	2,020	6.6%	2,640	130.7%
	$31,315	100.0%	$32,680	100.0%	$(1,365)	-4.2%	$30,459	100.0%	$856	2.8%

($ in 000s)	Years Ended
					Change
	12/31/2022		12/31/2021		$	%
Orders
Semi	$73,070	56.4%	$68,464	67.2%	$4,606	6.7%
Industrial	10,554	8.2%	9,001	8.8%	1,553	17.3%
Auto/EV	9,899	7.6%	7,466	7.3%	2,433	32.6%
Life Sciences	5,705	4.4%	2,413	2.4%	3,292	136.4%
Defense/Aerospace	10,261	7.9%	4,904	4.8%	5,357	109.2%
Security	4,386	3.4%	1,691	1.7%	2,695	159.4%
Other	15,701	12.1%	8,003	7.8%	7,698	96.2%
	$129,576	100.0%	$101,942	100.0%	$27,634	27.1%

inTEST CORPORATION

Segment Data

(In thousands)

(Unaudited)

Beginning in the first quarter of 2022, the Company made a change to its reportable segments from two reportable segments to three reportable segments – Electronic Test, Environmental Technologies and Process Technologies. These segments, which operate as Divisions, align with how the Chief Executive Officer (CEO) who is also the Chief Operating Decision Maker (CODM) as defined under U.S. GAAP, allocates resources and assesses performance against the Company’s key growth strategies. Prior period reportable segment results and related disclosures have been restated to be consistent with the current year presentation.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue:
Electronic Test	$11,236	$6,851	$40,219	$32,509
Environmental Technologies	8,041	7,176	30,172	26,896
Process Technologies	13,128	8,331	46,437	25,473
Total Revenue	$32,405	$22,358	$116,828	$84,878
Division operating income:
Electronic Test	$3,445	$2,068	$9,931	$10,926
Environmental Technologies	924	1,110	3,817	4,236
Process Technologies	2,466	1,124	8,230	3,819
Total division operating income	6,835	4,302	21,978	18,981
Corporate expenses	(2,251)	(3,485)	(8,563)	(9,082)
Acquired intangible amortization	(552)	(522)	(2,694)	(1,440)
Other income (expense)	(151)	(59)	(576)	(57)
Earnings before income tax expense	$3,881	$236	$10,145	$8,402

Reconciliation of Non-GAAP Financial Measures

(In thousands, except percentage data)
(Unaudited)

Reconciliation of Revenue to Organic Revenue (Non-GAAP):

	Three Months Ended
			Change
	12/31/2022	12/31/2021	$	%
Total revenue	$32,405	$22,358	$10,047	44.9%
Less: Acquired Revenue(1)	(3,778)	n/a
Organic revenue (Non-GAAP)	$28,627	$22,358	$6,269	28.0%

(1)

Acquired businesses consist of Acculogic (December 2021), Videology (October 2021) and North Sciences (October 2021). The calculation of organic revenue excludes from current period revenue any Acquired Revenue. Acquired Revenue is revenue from any acquired business for months where that business was not owned for the full comparable prior period.

inTEST CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share and percentage data)
(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings (Non-GAAP) and
Earnings Per Share – Diluted to Adjusted Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended
	12/31/2022	12/31/2021	9/30/2022

Net earnings	$3,244	$287	$2,524
Acquired intangible amortization	552	522	595
Tax adjustments	(89)	(10)	(103)
Adjusted net earnings (Non-GAAP)	$3,707	$799	$3,016

Diluted weighted average shares outstanding	10,928	10,836	10,865
Earnings per share – diluted:
Net earnings	$0.30	$0.03	$0.23
Acquired intangible amortization	0.05	0.04	0.06
Tax adjustments	(0.01)	-	(0.01)
Adjusted earnings per share – diluted (Non-GAAP)	$0.34	$0.07	$0.28

	Years Ended
	12/31/2022	12/31/2021

Net earnings	$8,461	$7,283
Acquired intangible amortization	2,694	1,440
Tax adjustments	(447)	(22)
Adjusted net earnings (Non-GAAP)	$10,708	$8,701

Diluted weighted average shares outstanding	10,863	10,730
Earnings per share – diluted:
Net earnings	$0.78	$0.68
Acquired intangible amortization	0.25	0.13
Tax adjustments	(0.04)	-
Adjusted earnings per share – diluted (Non-GAAP)	$0.99	$0.81

Reconciliation of Net Earnings to Adjusted EBITDA (Non-GAAP) and
Adjusted EBITDA Margin (Non-GAAP):

	Three Months Ended
	12/31/2022	12/31/2021	9/30/2022

Net earnings	$3,244	$287	$2,524
Acquired intangible amortization	552	522	595
Interest expense	164	83	166
Income tax expense (benefit)	637	(51)	515
Depreciation	245	171	203
Non-cash stock-based compensation	414	356	450
Adjusted EBITDA (Non-GAAP)	$5,256	$1,368	$4,453
Revenue	32,405	22,358	30,771
Adjusted EBITDA margin (Non-GAAP)	16.2%	6.1%	14.5%

	Years Ended
	12/31/2022	12/31/2021

Net earnings	$8,461	$7,283
Acquired intangible amortization	2,694	1,440
Interest expense	600	89
Income tax expense	1,684	1,119
Depreciation	810	666
Non-cash stock-based compensation	1,787	1,450
Adjusted EBITDA (Non-GAAP)	$16,036	$12,047
Revenue	116,828	84,878
Adjusted EBITDA margin (Non-GAAP)	13.7%	14.2%

Reconciliation of First Quarter 2023 Estimated Earnings Per Share – Diluted to
Estimated Adjusted Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated earnings per share – diluted	$0.21	$0.26
Estimated acquired intangible amortization	0.05	0.05
Estimated tax adjustments	(0.01)	(0.01)
Estimated adjusted earnings per share – diluted (Non-GAAP)	$0.25	$0.30

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